                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


         CHICAGO RIVET & MACHINE CO. ANNOUNCES 4TH QUARTER AND YEAR END EARNINGS Naperville, IL, February 27, 2004 Chicago Rivet & Machine Co. (Amex, symbol:
CVR) today announced results for the fourth quarter and full year 2003 as summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31

                                      FOURTH QUARTER                       YEAR
                                ----------------------------    ----------------------------
                                        (UNAUDITED)                     (AUDITED)

                                    2003            2002            2003            2002
                                ------------    ------------    ------------    ------------
Net sales and lease revenue     $ 9,116,759     $10,290,572     $38,190,908     $43,012,766
Income before income taxes          192,234         984,355       1,242,527       3,961,075
Net income                          125,234         641,355         817,527       2,604,075
Net income per share                    .13             .66             .85            2.69
Average shares outstanding          966,132         966,132         966,132         966,537
--------------------------------------------------------------------------------------------

Contacts:
         Kimberly A. Kirhofer or John C. Osterman
         Chicago Rivet & Machine Co.
         (630) 357-8500